UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

Vertro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 321-5791

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2009, Vertro, Inc. (the “Company”) entered into a Third Amendment to Lease (the “Amendment”) which, as of December 1, 2009, amends the Colonial Bank Plaza Office Building Lease, dated January 31, 2002, as amended (the “Original Lease”) with Mick Vorbeck (“Landlord”) for its Fort Myers, Florida facility (the “Facility”).  The Amendment terminates the Company’s obligations regarding 18,482 square feet located on the first, second and third floors of the Facility (the “Terminated Space”).  The Company had previously subleased the Terminated Space to a third party which sublease terminated concurrently with the effectiveness of the Amendment.  Subject to the terms of the Original Lease and the Amendment, the Company continues to lease 21,981 square feet in the Facility at the base rental rate of $16.91 per square foot per annum plus common area maintenance expenses.  The Company licenses approximately 50% of the remaining space to the purchaser of the Company’s MIVA Media business.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Colonial Bank Plaza Office Building Lease Lease

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009	Vertro, Inc.

	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Colonial Bank Plaza Office Building Lease Lease